Exhibit 99.1

Floor & Decor Holdings, Inc. Announces Second Quarter Fiscal 2017 Financial Results

  Net sales increased 29.4% from second quarter 2016 to $344.0 million
  Comparable store sales increased 14.7% from second quarter 2016
  Diluted earnings per share (“EPS”) increased to $0.20 from $0.06 in the second quarter 2016; adjusted diluted EPS increased 42.9% to $0.20 from $0.14 in the second quarter 2016
  Raising full year financial outlook reflecting year-to-date performance

ATLANTA--(BUSINESS WIRE)--July 27, 2017--Floor & Decor Holdings, Inc. (NYSE:FND) (“We,” the “Company,” or “Floor & Decor”) announces its financial results for the second quarter of fiscal 2017, which ended June 29, 2017.

Tom Taylor, Chief Executive Officer, stated, “We are very pleased to report a strong second quarter that once again demonstrates the positive response customers have to our highly differentiated, multi-channel, hard surface flooring and accessories business. Our success is a credit to our associates for their exceptional service to our customers, which, together with our broad in-stock assortment, makes shopping our stores an experience unlike any other.”

Mr. Taylor continued, “Given our strong year-to-date performance, we are raising our full year guidance. Looking ahead, the growth opportunity for Floor & Decor is significant, and we remain focused on disciplined execution of our key priorities to profitably grow our store base, drive comparable store sales, expand our connected customer experience and invest in our professional customers.”

Unless indicated otherwise, the information in this release has been adjusted to give effect to a 321.820-for-one stock split of our common stock effected on April 24, 2017. See “Comparable Store Sales” below for information on how the Company calculates its comparable store sales growth.

For the Thirteen Weeks Ended June 29, 2017

  Net sales increased 29.4% to $344.0 million from $265.9 million in the second quarter of fiscal 2016. Comparable store sales increased 14.7%.
  The Company opened one new store during the second quarter of fiscal 2017, ending the quarter with 73 warehouse format stores. This represents a unit increase of 15.9% over the second quarter of fiscal 2016.
  Operating income increased 220.9% to $34.1 million from $10.6 million in the second quarter of fiscal 2016, which included a $14.0 million charge to reserve for a legal settlement. Operating margin increased 590 basis points to 9.9%.
  Net income increased 307.6% to $20.4 million compared to $5.0 million in the second quarter of fiscal 2016; Net income per diluted share was $0.20 compared to $0.06 per diluted share in the second quarter of fiscal 2016.
  Adjusted net income* increased 48.0% to $20.5 million compared to $13.8 million in the second quarter of fiscal 2016; Adjusted diluted EPS* was $0.20 compared to $0.14 in the second quarter of fiscal 2016, an increase of 42.9%.
  Adjusted EBITDA* increased 36.5% to $43.7 million compared to $32.0 million in the second quarter of fiscal 2016.

For the Twenty-six Weeks Ended June 29, 2017

  Net sales increased 30.0% to $651.3 million from $501.2 million in the first half of fiscal 2016. Comparable store sales increased 13.8%.
  The Company opened four new stores and relocated one store during the first half of fiscal 2017.
  Operating income increased 130.9% to $56.8 million compared to $24.6 million in the first half of fiscal 2016, which included a $14.0 million charge to reserve for a legal settlement. Operating margin increased 380 basis points to 8.7%.
  Net income increased 160.5% to $31.6 million compared to $12.1 million in the second quarter of fiscal 2016; Net income per diluted share was $0.33 compared to $0.14 per diluted share in the first half of fiscal 2016.
  Adjusted net income* increased 59.6% to $33.5 million compared to $21.0 million in the first half of fiscal 2016; Adjusted diluted EPS* was $0.33 compared to $0.21 in the first half of fiscal 2016, an increase of 57.1%.
  Adjusted EBITDA* increased 45.1% to $75.6 million compared to $52.1 million in the first half of fiscal 2016.

*Non-GAAP financial measures. Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Balance Sheet Highlights as of June 29, 2017

  Total liquidity was $156.1 million as of June 29, 2017, which primarily was from the availability on our revolving credit facility.
  Total debt was $181.8 million as of June 29, 2017, consisting of outstanding current and long-term portions of our secured term loan and revolving credit facilities.

Third Quarter and Fiscal 2017 Outlook (in millions, except EPS, percentages and store count)

Thirteen Weeks
Ended 9/28/17
Net sales	$331 - $337
Comparable store sales growth	9% to 11%
GAAP diluted EPS	$0.12 - $0.14
Adjusted diluted EPS	$0.12 - $0.14
Diluted weighted average shares outstanding	104.1
Adjusted EBITDA	$33.8 - $36.5
Warehouse format store count	79 - 80
New warehouse format stores	6 - 7

	Updated Guidance	Prior Guidance
	Twelve Months	Twelve Months
	Ended 12/28/17	Ended 12/28/17
Net sales	$1,318 - $1,331	$1,285 - $1,304
Comparable store sales growth	10% to 12%	8% to 10%
GAAP diluted EPS	$0.57 - $0.60	$0.49 - $0.52
Adjusted diluted EPS	$0.57 - $0.60	$0.54 - $0.57
Adjusted diluted weighted average shares outstanding	103.1	102.9
Adjusted EBITDA	$143.1 - $147.5	$137.9 - $142.0
Depreciation and amortization	$35	$34
Interest Expense	$14	$14
Tax rate	37% for the remainder of fiscal 2017	37% for the remainder of fiscal 2017
Warehouse format store count	83	83
New warehouse format stores	14	14
Capital Expenditures	$100 - $104	$95 - $104

The above guidance includes certain non-GAAP financial measures (namely adjusted diluted weighted average shares outstanding, adjusted diluted EPS and adjusted EBITDA). Please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for more information.

Recent Developments

Secondary Offering

On July 25, certain of the Company’s stockholders completed a secondary public offering (the “Secondary Offering”) of an aggregate of 10,718,550 shares of common stock at a price to the public of $40.00 per share. The underwriters also have the option to exercise their option to purchase an additional 1,607,782 shares of common stock at the public offering price less the underwriting discounts and commissions. The Company did not sell any shares in the Secondary Offering and did not receive any proceeds from the sales of shares by the selling stockholders.

Non-GAAP Financial Measures

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA (which are shown in the reconciliations below) have been presented in this earnings release as supplemental measures of financial performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP"). We define Adjusted net income as net income adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance and the tax effect related to those items. We define Adjusted diluted EPS as adjusted net income divided by adjusted diluted weighted average shares outstanding (i.e., the weighted average shares outstanding during the relevant period plus the weighted average impact of issuing shares in our initial public offering (our “IPO”). We define EBITDA as net income before interest, loss on early extinguishment of debt, taxes, depreciation and amortization. We define Adjusted EBITDA as net income before interest, loss on early extinguishment of debt, taxes, depreciation and amortization, adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. Reconciliations of these measures to the equivalent measures under GAAP are set forth in the tables below.

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are key metrics used by management and our board of directors to assess our financial performance and enterprise value. We believe that Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are useful measures, as they eliminate certain expenses that are not indicative of our core operating performance and facilitate a comparison of our core operating performance on a consistent basis from period to period. We also use Adjusted EBITDA as a basis to determine covenant compliance with respect to our credit facilities, to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures. Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are also used by analysts, investors and other interested parties as performance measures to evaluate companies in our industry.

Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA are non-GAAP measures of our financial performance and should not be considered as alternatives to net income or diluted EPS as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, Adjusted net income, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or free cash flow for management's discretionary use. In addition, these non-GAAP measures exclude certain non-recurring and other charges. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In evaluating Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA, such as stock compensation expense, loss (gain) on asset disposal, executive recruiting/relocation, and other adjustments. Our presentation of Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA should not be construed to imply that our future results will be unaffected by any such adjustments. Definitions and calculations of Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA differ among companies in the retail industry, and therefore Adjusted net income, Adjusted diluted EPS, EBITDA and Adjusted EBITDA disclosed by us may not be comparable to the metrics disclosed by other companies.

Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

Floor & Decor Holdings, Inc. Condensed Consolidated Income Statements (in thousands, except per share data) (unaudited)

	Thirteen Weeks Ended
	6/29/2017		6/30/2016
		% of		% of	%
	Actual	Sales	Actual	Sales	Increase (Decrease)
Net sales	$344,047	100.0%	$265,853	100.0%	29.4%
Cost of sales	201,819	58.7	156,201	58.8	29.2
Gross profit	142,228	41.3	109,652	41.2	29.7
Selling & store operating expenses	85,650	24.9	66,787	25.1	28.2
General & administrative expenses	19,518	5.6	15,610	5.8	25.0
Pre-opening expenses	2,958	0.9	2,627	1.0	12.6
Litigation settlement	—	—	14,000	5.3	(100.0)
Operating income	34,102	9.9	10,628	4.0	220.9
Interest expense	3,353	1.0	2,475	0.9	35.5
Loss on early extinguishment of debt	5,442	1.5	153	0.1	NM
Income before income taxes	25,307	7.4	8,000	3.0	216.3
Provision for income taxes	4,878	1.5	2,988	1.1	63.3
Net income	$20,429	5.9%	$5,012	1.9%	307.6%
Basic weighted average shares outstanding	90,861		83,385		9.0%
Diluted weighted average shares outstanding	99,919		87,898		13.7%
Basic earnings per share	$0.22		$0.06		266.7%
Diluted earnings per share	$0.20		$0.06		233.3%

	Twenty-six Weeks Ended
	6/29/2017		6/30/2016
		% of		% of	%
	Actual	Sales	Actual	Sales	Increase (Decrease)
Net sales	$651,343	100.0%	$501,154	100.0%	30.0%
Cost of sales	383,644	58.9	297,605	59.4	28.9
Gross profit	267,699	41.1	203,549	40.6	31.5
Selling & store operating expenses	166,401	25.5	128,836	25.7	29.2
General & administrative expenses	37,399	5.8	30,180	6.0	23.9
Pre-opening expenses	7,125	1.1	5,943	1.2	19.9
Litigation settlement	—	—	14,000	2.8	(100.0)
Operating income	56,774	8.7	24,590	4.9	130.9
Interest expense	8,767	1.4	4,961	1.0	76.7
Loss on early extinguishment of debt	5,442	0.8	153	—	NM
Income before income taxes	42,565	6.5	19,476	3.9	118.6
Provision for income taxes	11,008	1.7	7,363	1.5	49.5
Net income	$31,557	4.8%	$12,113	2.4%	160.5%
Basic weighted average shares outstanding	87,195		83,380		4.6%
Diluted weighted average shares outstanding	94,900		88,335		7.4%
Basic earnings per share	$0.36		$0.15		140.0%
Diluted earnings per share	$0.33		$0.14		135.7%

Condensed Consolidated Balance Sheets (in thousands, except share and per share data) (unaudited)

	As of
	6/29/2017	12/29/2016
Assets
Current assets:
Cash and cash equivalents	$386	$451
Income tax receivable	2,081	—
Receivables, net	38,500	34,533
Inventories, net	367,473	293,702
Prepaid expenses and other current assets	7,648	7,529
Total current assets	416,088	336,215
Fixed assets, net	183,649	150,471
Intangible assets, net	109,378	109,394
Goodwill	227,447	227,447
Other assets	7,658	7,639
Total long-term assets	528,132	494,951
Total assets	$944,220	$831,166
Liabilities and stockholders’ equity
Current liabilities:
Current portion of term loans	$3,500	$3,500
Trade accounts payable	243,584	158,466
Accrued expenses	53,828	61,505
Income taxes payable	—	5,787
Deferred revenue	21,519	14,456
Total current liabilities	322,431	243,714
Term loans	146,525	337,243
Revolving line of credit	31,800	50,000
Deferred rent	22,605	16,750
Deferred income tax liabilities, net	35,385	28,265
Tenant improvement allowances	23,682	20,319
Other liabilities	648	592
Total long-term liabilities	260,645	453,169
Total liabilities	583,076	696,883
Commitments and contingencies
Stockholders’ equity
Capital stock:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at June 29, 2017 and December 29, 2016	—	—
Common stock Class A, $0.001 par value; 450,000,000 shares authorized; 87,809,134 shares issued and outstanding at June 29, 2017 and 76,847,116 issued and outstanding at December 29, 2016	87	77
Common stock Class B, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at June 29, 2017 and 395,742 shares issued and outstanding at December 29, 2016	—	—
Common stock Class C, $0.001 par value; 30,000,000 shares authorized; 6,275,489 shares issued and outstanding June 29, 2017 and December 29, 2016	6	6
Additional paid-in capital	313,323	117,270
Accumulated other comprehensive income (loss), net	(590)	176
Retained earnings	48,318	16,754
Total stockholders’ equity	361,144	134,283
Total liabilities and stockholders’ equity	$944,220	$831,166

Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Twenty-six weeks Ended
	6/29/2017	6/30/2016
Operating activities
Net income	$31,557	$12,113
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,058	13,696
Loss on early extinguishment of debt	5,442	153
Loss on asset disposals	—	263
Amortization of tenant improvement allowances	(1,547)	(1,188)
Deferred income taxes	7,586	1,546
Stock based compensation expense	2,135	1,460
Changes in operating assets and liabilities:
Receivables, net	(3,967)	(535)
Inventories, net	(73,771)	(26,332)
Other assets	(1,643)	(1,303)
Trade accounts payable	85,118	20,330
Accrued expenses	(10,901)	16,597
Income taxes	(7,868)	(2,711)
Deferred revenue	7,063	3,707
Deferred rent	5,994	2,152
Tenant improvement allowances	3,124	3,283
Other	59	50
Net cash provided by operating activities	66,439	43,281
Investing activities
Purchases of fixed assets	(45,498)	(30,920)
Net cash used in investing activities	(45,498)	(30,920)
Financing activities
Borrowings on revolving line of credit	111,700	89,650
Payments on revolving line of credit	(129,900)	(113,050)
Proceeds from term loans	—	12,000
Payments on term loans	(195,750)	(733)
Debt issuance costs	(993)	(197)
Net proceeds from initial public offering	192,082	—
Proceeds from exercise of stock options	1,855	34
Net cash used in financing activities	(21,006)	(12,296)
Net (decrease) increase in cash and cash equivalents	(65)	65
Cash and cash equivalents, beginning of the period	451	318
Cash and cash equivalents, end of the period	$386	$383
Supplemental disclosures of cash flow information
Cash paid for interest	$11,682	$4,194
Cash paid for income taxes	$11,134	$8,692
Fixed assets accrued at the end of the period	$8,472	$8,459
Fixed assets acquired as part of lease - paid for by lessor	$1,786	$—

Reconciliation of GAAP to Non-GAAP Financial Measures (in thousands, except per share data) (unaudited)

Adjusted diluted weighted average shares outstanding
	Thirteen Weeks Ended
	6/29/2017	6/30/2016
Diluted weighted average shares outstanding (GAAP)	99,919	87,898
Adjustments for issuance of shares at IPO	3,011	10,147
Adjusted diluted weighted average shares outstanding	102,930	98,045

	Twenty-six Weeks Ended
	6/29/2017	6/30/2016
Diluted weighted average shares outstanding (GAAP)	94,900	88,335
Adjustments for issuance of shares at IPO	6,579	10,147
Adjusted diluted weighted average shares outstanding	101,479	98,482

Adjusted net income and Adjusted diluted EPS
	Thirteen Weeks Ended
	6/29/2017	6/30/2016
Net income (GAAP):	$20,429	$5,012
Interest due to IPO	1,365	2,730
Loss on early extinguishment of debt	5,442	153
Secondary offering costs	285	—
Tax benefit of stock option exercises	(4,408)	—
Legal settlement	—	14,000
Interest due to refinancing of credit facilities	—	(2,928)
Repricing amendment to term loan facility	—	293
Tax impact of adjustments to net income	(2,624)	(5,414)
Adjusted net income	$20,489	$13,846
Adjusted diluted weighted average shares outstanding	102,930	98,045
Adjusted diluted EPS	$0.20	$0.14

	Twenty-six Weeks Ended
	6/29/2017	6/30/2016
Net income (GAAP):	$31,557	$12,113
Interest due to IPO	4,095	5,460
Loss on early extinguishment of debt	5,442	153
Secondary offering costs	285	—
Tax benefit of stock option exercises	(4,408)	—
Legal settlement	—	14,000
Interest due to refinancing of credit facilities	—	(5,856)
Repricing amendment to term loan facility	295	588
Tax impact of adjustments to net income	(3,743)	(5,451)
Adjusted net income	$33,523	$21,007
Adjusted diluted weighted average shares outstanding	101,479	98,482
Adjusted diluted EPS	$0.33	$0.21

EBITDA and Adjusted EBITDA

	Thirteen Weeks Ended
	6/29/2017	6/30/2016
Net income (GAAP):	$20,429	$5,012
Depreciation and amortization	8,026	6,447
Interest expense	3,353	2,475
Loss on early extinguishment of debt	5,442	153
Income tax expense	4,878	2,988
EBITDA	42,128	17,075
Stock compensation expense	1,250	706
Loss on asset disposal	—	211
Legal settlement	—	14,000
Other	303	—
Adjusted EBITDA	$43,681	$31,992

	Twenty-six Weeks Ended
	6/29/2017	6/30/2016
Net income (GAAP):	$31,557	$12,113
Depreciation and amortization	15,794	11,784
Interest expense	8,767	4,961
Loss on early extinguishment of debt	5,442	153
Income tax expense	11,008	7,363
EBITDA	72,568	36,374
Stock compensation expense	2,135	1,461
Loss on asset disposal	—	258
Legal settlement	—	14,000
Other	875	—
Adjusted EBITDA	$75,578	$52,093

Comparable Store Sales

“Comparable store sales”’ includes net sales from the Company’s stores beginning on the first day of the thirteenth full fiscal month following the store’s opening. Because the Company’s e-commerce sales are fulfilled by individual stores, they are included in comparable store sales only to the extent such fulfilling store meets the above mentioned store criteria.

Guidance Reconciliation - Third Quarter 2017 (in millions, except per share data) (unaudited)

Adjusted diluted weighted average shares outstanding
	Thirteen Weeks Ended
	9/28/2017		9/29/2016
	Low End	High End	Actual
Diluted weighted average shares outstanding (GAAP)	104.1	104.1	88.4
Adjustments for issuance of shares at IPO	—	—	10.1
Adjusted diluted weighted average shares outstanding	104.1	104.1	98.5

Adjusted net income and Adjusted diluted EPS
	Thirteen Weeks Ended
	9/28/2017		9/29/2016
	Low End	High End	Actual
Net income (GAAP):	$12.7	$14.4	$14.2
Interest due to refinancing of credit facilities	—	—	(2.9)
Interest due to IPO	—	—	2.7
Repricing amendment to term loan facility	—	—	0.3
Legal settlement	—	—	(3.5)
Secondary offering expenses	0.4	0.4	—
Tax impact of adjustments to net income	(0.2)	(0.2)	1.3
Adjusted net income	$12.9	$14.6	$12.1
Adjusted weighted average shares outstanding	104.1	104.1	98.5
Adjusted diluted EPS	$0.12	$0.14	$0.12

EBITDA and Adjusted EBITDA
	Thirteen Weeks Ended
	9/28/2017		9/29/2016
	Low End	High End	Actual
Net income (GAAP):	$12.7	$14.4	$14.2
Depreciation and amortization	9.1	9.1	6.2
Interest expense	2.6	2.6	2.4
Income tax expense	7.5	8.5	7.9
EBITDA	31.9	34.6	30.7
Stock compensation expense	1.5	1.5	0.8
Loss on asset disposal	—	—	0.2
Legal settlement	—	—	(3.5)
IPO costs	0.4	0.4	—
Adjusted EBITDA	$33.8	$36.5	$28.2

Guidance Reconciliation - Fiscal Year 2017 (in millions, except per share data) (unaudited) Adjusted diluted weighted average shares outstanding
	Fiscal Year
	12/28/2017		12/29/2016
	Low End	High End	Actual
Diluted weighted average shares outstanding (GAAP)	99.8	99.8	88.4
Adjustments for issuance of shares at IPO	3.3	3.3	10.1
Adjusted diluted weighted average shares outstanding	103.1	103.1	98.6

Adjusted net income and Adjusted diluted EPS
	Fiscal Year
	12/28/2017		12/29/2016
	Low End	High End	Actual
Net income (GAAP):	$56.6	$59.4	$43.0
Interest due to refinancing of credit facilities	—	—	(8.8)
Interest due to IPO	4.1	4.1	10.9
Repricing amendment to term loan facility	0.3	0.3	1.2
Legal settlement	—	—	10.5
Secondary offering expenses	0.7	0.7	—
Loss on early extinguishment of debt	5.4	5.4	1.8
Tax benefit of stock option exercises	(4.4)	(4.4)	—
Tax benefit of 2016 dividend	—	—	(8.5)
Tax impact of adjustments to net income	(3.9)	(3.9)	(5.9)
Adjusted net income	$58.8	$61.6	$44.2
Adjusted weighted average shares outstanding	103.1	103.1	98.6
Adjusted diluted EPS	$0.57	$0.60	$0.45

EBITDA and Adjusted EBITDA
	Fiscal Year
	12/28/2017		12/29/2016
	Low End	High End	Actual
Net income (GAAP):	$56.6	$59.4	$43.0
Depreciation and amortization	34.7	34.7	25.1
Interest expense	14.1	14.1	12.8
Loss on early extinguishment of debt	5.4	5.4	1.8
Income tax expense	25.7	27.3	11.5
EBITDA	136.5	140.9	94.2
Stock compensation expense	5.0	5.0	3.2
Loss on asset disposal	0.2	0.2	0.5
Legal settlement	—	—	10.5
Offering costs	1.4	1.4	—
Adjusted EBITDA	$143.1	$147.5	$108.4

Note: Certain numbers may not sum due to rounding

Conference Call Details

A conference call to discuss the second quarter fiscal 2017 financial results is scheduled for today, July 27, 2017, at 4:30 p.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at ir.flooranddecor.com.

A recorded replay of the conference call is expected to be available approximately two hours of the conclusion of the call and can be accessed both online at ir.flooranddecor.com and by dialing 844-512-2921 (international callers please dial 412-317-6671). The pin number to access the telephone replay is 8629077. The replay will be available until August 3, 2017.

About Floor & Decor Holdings, Inc.

Floor & Decor is a multi-channel specialty retailer of hard surface flooring and related accessories, offering a broad in-stock assortment of tile, wood, laminate and natural stone flooring along with decorative and installation accessories at everyday low prices.

Forward-Looking Statements

This release and the associated webcast/conference call contain forward-looking statements, including with respect to the Company’s estimated net sales, comparable store sales growth, GAAP EPS, adjusted diluted EPS, diluted share count, adjusted EBITDA, warehouse format store count and new warehouse format stores for both the thirteen weeks ended 9/28/17 and all of fiscal 2017 and with respect to the Company’s estimated depreciation and amortization expenses, interest expense, tax rate and capital expenditures for fiscal 2017. All statements other than statements of historical fact contained in this release, including statements regarding the Company’s future operating results and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “budget,” “potential,” “focused on” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Although the Company believes that the expectations reflected in the forward-looking statements in this release are reasonable, the Company cannot guarantee future events, results, performance or achievements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this release or the associated webcast/conference call, including, without limitation, those factors described in “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” sections and elsewhere in the Company’s final prospectus, dated April 26, 2017 and filed with the SEC in accordance with Rule 424(b) of the Securities Act of 1933 on April 28, 2017.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The forward-looking statements contained in this release or the associated webcast/conference call speak only as of the date hereof. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect the Company. If a change to the events and circumstances reflected in the Company’s forward-looking statements occurs, the Company’s business, financial condition and operating results may vary materially from those expressed in the Company’s forward-looking statements. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein or in the associated webcast/conference call, whether as a result of any new information, future events or otherwise, including the Company’s estimated net sales, comparable store sales growth, GAAP EPS, adjusted diluted EPS, diluted share count, adjusted diluted weighted average shares outstanding, adjusted EBITDA, warehouse format store count and new warehouse format stores for both the thirteen weeks ended 9/28/17 and all of fiscal 2017 and with respect to the Company’s estimated depreciation and amortization expenses, interest expense, tax rate and capital expenditures for fiscal 2017.

CONTACT:
Investor Contacts:
Floor & Decor Holdings, Inc.
Matthew McConnell
770-257-1374
InvestorRelations@flooranddecor.com
or
ICR, Inc.
Farah Soi/Rachel Schacter
203-682-8200
InvestorRelations@flooranddecor.com